                                                                     EXHIBIT 3.6

                                     BY-LAWS

                                      OF

                         CON-MED SUPPLY COMPANY, INC.
                         ---------------------------

                                C O N T E N T S
                                ---------------

                                                                    Page Number
                                                                    -----------
ARTICLE I - OFFICES                                                         1
-------------------

ARTICLE II - SHAREHOLDERS
-------------------------

     Section 2.1.   Annual Meeting                                          1
     Section 2.2.   Special Meetings                                        1
     Section 2.3.   Place of Meeting                                        1
     Section 2.4.   Notice of Meetings                                      1
     Section 2.5.   Fixing of Record Date                                   2
     Section 2.6.   Voting Lists                                            2
     Section 2.7.   Quorom                                                  2
     Section 2.8.   Proxies                                                 3
     Section 2.9.   Voting of Shares                                        3
     Section 2.10.  Voting of Shares by Certain Holders                     3
     Section 2.11.  Cumulative Voting                                       4
     Section 2.12.  Inspectors                                              4
     Section 2.13.  Informal Action by Shareholders                         4
     Section 2.14.  Voting by Ballot                                        5

ARTICLE III - DIRECTORS
-----------------------

     Section 3.1.   General Powers                                          5
     Section 3.2.   Number, Tenure and Qualifications                       5
     Section 3.3.   Regular Meetings                                        5
     Section 3.4.   Special Meetings                                        5
     Section 3.5.   Notice                                                  5
     Section 3.6.   Quorum                                                  6
     Section 3.7.   Manner of Acting                                        6
     Section 3.8.   Vacancies                                               6
     Section 3.9.   Action Without a Meeting                                6
     Section 3.10.  Compensation                                            6
     Section 3.11.  Presumption of Assent                                   6
     Section 3.12.  Attendance by Conference Telephone                      7


ARTICLE IV - EXECUTIVE COMMITTEE
--------------------------------

     Section 4.1.   Appointment                                             7
     Section 4.2.   Powers                                                  7
     Section 4.3.   Tenure and Qualifications                               8
     Section 4.4.   Meetings                                                8
     Section 4.5.   Quorum                                                  8
     Section 4.6.   Vacancies                                               8
     Section 4.7.   Resignations and Removal                                8
     Section 4.8.   Procedure                                               8

                                      (i)

                                C O N T E N T S
                                ---------------
                                  (continued)


                                                                   Page Number
                                                                   -----------
ARTICLE V - OFFICERS
--------------------

     Section 5.1.   Number                                                   9
     Section 5.2.   Election and Term of Office                              9
     Section 5.3.   Removal                                                  9
     Section 5.4.   President                                                9
     Section 5.5.   The Vice-Presidents                                     10
     Section 5.6.   The Treasurer                                           10
     Section 5.7.   The Secretary                                           10
     Section 5.8.   Assistant Treasurers and Assistant Secretaries          11
     Section 5.9.   Salaries                                                11

ARTICLE VI - INDEMNIFICATION
----------------------------

     Section 6.1.   Indemnification of Directors and Officers               11
     Section 6.2.   Contract With the Corporation                           12
     Section 6.3.   Indemnification of Employees and Agents                 12
     Section 6.4.   Other Rights of Indemnification                         12
     Section 6.5.   Liability Insurance                                     12
     Section 6.6.   Constituent Corporations                                12


ARTICLE VII - CONTRACTS, LOANS, CHECKS AND DEPOSITS
---------------------------------------------------

     Section 7.1.   Contracts                                               13
     Section 7.2.   Loans                                                   13
     Section 7.3.   Checks, Drafts, Etc.                                    13
     Section 7.4.   Deposits                                                13

ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER
---------------------------------------------------------

     Section 8.1.   Certificates for Shares                                 13
     Section 8.2.   Lost Certificates                                       14
     Section 8.3.   Transfers of Shares                                     14

ARTICLE IX - FISCAL YEAR                                                    14
------------------------

ARTICLE X - DIVIDENDS                                                       14
---------------------

ARTICLE XI - SEAL                                                           15
-----------------

ARTICLE XII - WAIVER OF NOTICE                                              15
------------------------------

ARTICLE XIII - AMENDMENTS                                                   15
-------------------------

                                     (ii)

                                    BY-LAWS
                                    -------

                                   ARTICLE I
                                   ---------

                                   OFFICES
                                   -------

     The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------


     Section 2.1.  Annual Meeting. An annual meeting of the shareholders shall
     -----------   --------------
be held on the second Monday in the month of August of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 2.2.  Special Meetings. Special meetings of the shareholders may
     -----------   ----------------
be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

     Section 2.3.  Place of Meeting. The board of directors may designate any
     -----------   ----------------
place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the corporation.

     Section 2.4.  Notice of Meetings. Written notice stating the place, date,
     -----------   ------------------
and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Section 2.5.  Fixing of Record Date. For the purpose of determining the
     -----------   ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of determining shareholders for any other lawful reason, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     Section 2.6.  Voting Lists. The officer or agent having charge of the
     -----------   ------------
transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, such be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Section 2.7.  Quorum. The holders of a majority of the outstanding shares
     -----------   ------
of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     Section 2.8.  Proxies. Each shareholder entitled to vote at a meeting of
     -----------   -------
shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.9.  Voting of Shares. Each outstanding share, regardless of
     -----------   ----------------
class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     Section 2.10. Voting of Shares by Certain Holders. Shares standing in the
     ------------  -----------------------------------
name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of this agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 2.11.  Cumulative Voting. In all elections for directors, every
     ------------   -----------------
shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of shares shall equal, or the distribute them on the same principle among as many candidates as he shall see fit.

     Section 2.12.  Inspectors. At any meeting of shareholders, the presiding
     ------------   ----------
officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 2.13.  Informal Action by Shareholders. Any action required to be
     ------------   -------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 2.14.  Voting by Ballot. Voting on any question or in any election
     ------------   ----------------
may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 3.1.   General Powers. The business of the corporation shall be
     -----------    --------------
managed by its board of directors.

     Section 3.2.   Number, Tenure and Qualifications. The number of directors
     -----------    ---------------------------------
of the corporation shall be four (4). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 3.3.   Regular Meetings. A regular meeting of the board of
     -----------    ----------------
directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4.   Special Meetings. Special meetings of the board of directors
     -----------    ----------------
may be called by or at the request of the president or any two directors. The person or persons authorize to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

     Section 3.5.   Notice. Written notice of any special meetings shall be
     -----------    ------
delivered to each director at his business address at least three days previous to said meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6.   Quorum. A majority of the number of directors fixed by these
     -----------    ------
by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     Section 3.7.   Manner of Acting. The act of the majority of the directors
     -----------    ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     Section 3.8.   Vacancies. Any vacancy occurring in the board of directors
     -----------    ---------
arising by reason of an increase in the number of directors or otherwise, may be filled by election at an annual meeting or a special meeting of shareholders called for that purpose or as hereinafter provided, at any meeting of the board of directors. If so provided in the articles of incorporation of this corporation, a majority of the board of directors then in office may properly fill one or more of such vacancies, provided however, that at no time may the number of directors selected by the board of directors to fill such vacancies exceed 33-1/3% of the total membership of the board of directors.

     Section 3.9.   Action Without a Meeting. Unless specifically prohibited by
     ----------     ------------------------
the articles of incorporation or the by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof; may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     Section 3.10.  Compensation. The board of directors, by the affirmative
     ------------   ------------
vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.11.  Presumption of Assent. A director of the corporation who is
     ------------   ---------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.12.  Attendance by Conference Telephone. Members of the board of
     ------------   ----------------------------------
directors or of any committees of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided that a majority of such members consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes including fulfilling the requirement of Sections 3.6 and 3.7 hereof.


                                  ARTICLE IV
                                  ----------

                              EXECUTIVE COMMITTEE
                              -------------------

     Section 4.1.   Appointment. The board of directors by resolution adopted by
     -----------    -----------
a majority of the whole board may designate two or more directors to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors or any member thereof of any responsibility imposed upon it or him by law.

     Section 4.2.   Powers. The Executive Committee, when the board of directors
     -----------    ------
is not in session, shall have and exercise all of the authority of the board of directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the by-laws of the corporation, electing or removing officers of the corporation or members of the Executive Committee, fixing the compensation of any member of the Executive

Committee, declaring dividends, or amending, altering or repealing any resolution of the board of directors which by its terms and provides that it shall not be amended, altered or repealed by the Executive Committee.

     Section 4.3.  Tenure and Qualifications. Each member of the Executive
     -----------   -------------------------
Committee shall hold office until the next regular annual meeting of the directors following his designation and until his successor as a member of the Executive Committee is elected and qualified. Members of the Executive Committee must at all times be directors of the corporation.

     Section 4.4.  Meetings. Regular meetings of the Executive Committee may be
     -----------   --------
held without notice at such times and places as the Executive Committee may from time to time by resolution fix. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     Section 4.5.  Quorum. A majority of the members of the Executive Committee
     -----------   ------
shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 4.6.  Vacancies. Any vacancy in the Executive Committee may be
     -----------   ---------
filled by a resolution adopted by a majority of the whole board of directors.

     Section 4.7.  Resignations and Removal. Any member of the Executive
     -----------   ------------------------
Committee may be removed at any time with or without cause by resolution adopted by a majority of the whole board of directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the president or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.8.  Procedure. The Executive Committee shall elect a presiding
     -----------   ---------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information only at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

     Section 5.1.  Number. The officers of the corporation shall be a president,
     -----------   ------
one or more vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary; provided, however, that if the number of directors shall be one, the offices of president and secretary may be held by the same person.

     Section 5.2.  Election and Term of Office. The officers of the corporation
     -----------   ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.


     Section 5.3.  Removal. Any officer elected or appointed by the board of
     -----------   -------
directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 5.4.  President. The president shall be the principal executive
     -----------   ---------
officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     Section 5.5.  The Vice-Presidents.  The vice-president (or in the event
     -----------   -------------------
there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     Section 5.6.  The Treasurer.  The treasurer shall be the principal
     -----------   -------------
accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such safety or sureties as the board of directors may determine.

     Section 5.7.  The Secretary.  The secretary shall: (a) record the minutes
     -----------   -------------
of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder;
(e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;
(f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 5.8.  Assistant Treasurers and Assistant Secretaries. The assistant
     -----------   ----------------------------------------------
treasures and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     Section 5.9.  Salaries.  The salaries of the officers shall be fixed from
     -----------   --------
time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                  ARTICLE VI
                                  ----------

                                INDEMNIFICATION
                                ---------------

     Section 6.1.  Indemnification of Directors and Officers. The corporation
     -----------   -----------------------------------------
shall, to the fullest extent to which it is empowered to do so by The Business Corporation Act of Illinois or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 6.2.  Contract With The Corporation.  The provisions of this
     -----------   -----------------------------
Article VI shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this
Article VI and the relevant provisions of The Business Corporation Act of Illinois or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

     Section 6.3.  Indemnification of Employees and Agents. Persons who are not
     -----------   ---------------------------------------
covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation, or are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Section 6.4.  Other Rights of Indemnification.  The indemnification
     -----------   -------------------------------
provided or permitted by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 6.5.  Liability Insurance.  The corporation shall have the power to
     -----------   -------------------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

     Section 6.6.  Constituent Corporations.  For purposes of this Article VI,
     -----------   ------------------------
references to "the corporation" shall exclude, in addition to the resulting corporation, any constituent corporation

(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of constituent corporation as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, shall not stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                                  ARTICLE VII
                                  -----------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     Section 7.1.  Contracts. The board of directors may authorize any officer
     -----------   ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 7.2.  Loans. No loans shall be contracted on behalf of the
     -----------   -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 7.3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     -----------   -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 7.4.  Deposits. All funds of the corporation not otherwise
     -----------   --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.



                                 ARTICLE VIII
                                 ------------

                            CERTIFICATES FOR SHARES
                              AND THEIR TRANSFER
                            -----------------------

     Section 8.1.  Certificates for Shares. Certificates representing shares of
     -----------   -----------------------
the corporation shall be signed by the president or vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, the fact that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement as may be required by law.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     Section 8.2.  Lost Certificates. If a certificate representing shares has
     -----------   -----------------
allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     Section 8.3.  Transfers of Shares. Transfers of shares of the corporation
     -----------   -------------------
shall be recorded on the books of the corporation and except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.


                                  ARTICLE IX
                                  ----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                   ARTICLE X
                                   ---------

                                   DIVIDENDS
                                   ---------

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE XI
                                  ----------

                                     SEAL
                                     ----


     The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE XII
                                  -----------

                               WAIVER OF NOTICE
                               ----------------

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                 ARTICLE XIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the board of directors, unless reserved to the shareholders by the articles of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

                      CONSENT OF ALL OF THE DIRECTORS OF
                         CON-MED SUPPLY COMPANY, INC.
                              IN LIEU OF MEETING
                      ----------------------------------

     The undersigned, being all of the Directors of the above-captioned corporation (the "Corporation"), do hereby authorize and consent in lieu of meeting to the adoption of the following resolutions:

          RESOLVED, that Sections 6.1, 6.2 and 6.3 of Article VI of the Corporation's By-Laws are hereby amended in their entirety by substituting the following Sections 6.1, 6.2 and 6.3:

     "Section 6.1. INDEMNIFICATION. To the extent permitted by law, the Board of Directors of the corporation may by resolution indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.2. PROCEDURE. Any indemnification under Subsection (a) hereby (unless ordered by a court) shall be made by the Board of Directors only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subsection (a). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (3) by the stockholders.

     Section 6.3. OTHER RIGHTS OF INDEMNIFICATION. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders, disinterested directors, or otherwise, both as to the action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

          FURTHER RESOLVED, that Section 6.4 of Article VI of the Corporation's By-Laws is hereby deleted.

          FURTHER RESOLVED, that Sections 6.5 and 6.6 of Article
     VI of the Corporation's By-Laws are hereby re-numbered as Sections 6.4 and 6.5, respectively.


Dated:    February 24, 1986
       -------------------------

/s/ Harold S. Pascal                         /s/ Frederick C. Solar
--------------------------------        ------------------------------------
Harold S. Pascal                        Frederick C. Solar

/s/ Douglas G. Mufuka
--------------------------------
Douglas G. Mufuka